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                                                                    EXHIBIT 4.48

                         AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT dated the 1st day of April, 2005.

BETWEEN:

         FALLS MOUNTAIN COAL INC. ("Falls Mountain"), a British Columbia corporation with its principal place of business in Vancouver, British Columbia, Canada

AND:

         SEDGMAN CANADA LTD. ("Sedgman"), a Pennsylvania corporation with principal place of business in Pittsburgh, Pennsylvania, United States

AND:

         SEDGMAN, L.L.C. ("Sedgman USA"), a Pennsylvania Limited Liability Company with its principal place of business in Pittsburgh, Pennsylvania

WHEREAS Falls Mountain wishes to purchase, and Sedgman wishes to provide, certain Equipment (as defined below) to be incorporated into the Preparation Plant (the "Plant"), located at Willow Creek Mine in Chetwynd, British Columbia, Canada;

THEREFORE in consideration of the promises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

1.   SCHEDULES

1.1  The following attached Schedules are a part of this agreement:

     Schedule 1 - Equipment

     Schedule 2 - Fees and Payment
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2.   EQUIPMENT

2.1 Sedgman will perform all work, including design and engineering work, necessary to procure, size, specify, select, supply and deliver the equipment specified in Schedule 1 (the "Equipment").

2.2 Sedgman will ensure that Sedgman Canada Company enters into a separate agreement with Falls Mountain to install and commission the Equipment in accordance with the Agreement dated the 15th day of April, 2005 (the "Services Agreement"). Sedgman will guarantee the performance of Sedgman Canada Company under the Services Agreement.

2.3  Sedgman represents and warrants with respect to the Equipment that:

     (a) Sedgman has the necessary experience and expertise to perform the work necessary to procure, size, specify, select, supply and deliver the Equipment in accordance with this Agreement;

     (b)  the Equipment will be:

          (i) free of defects in design and shall be fit for the purpose for which the Equipment has been procured and supplied; and

          (ii) free of defects in materials and workmanship.

     (c) Sedgman has informed itself of conditions at the Plant, and the Equipment is of a design and quality suitable for cleaning coal as intended by Falls Mountain as part of its Plant and achieving the Performance Standard (as defined in the Services Agreement);

     (d) the Equipment, when installed and operated in accordance with the Operating and Maintenance Manuals, shall be capable of achieving the Performance Standard; and


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     (e)  all engineering and design work will be performed in accordance with generally accepted engineering and design standards.

3.   DELIVERY OF THE EQUIPMENT

3.1 Sedgman will deliver the Equipment in a timely manner to ensure the "SCHEDULE OF SERVICES" described in the Services Agreement is adhered to, including the Project Completion date.

3.2 Sedgman will attach to all Equipment identification "Tags" in accordance with the reference numbers outlined in Sedgman's information to identify each element of Equipment.

4.   PLANS, SPECIFICATIONS AND MANUALS

4.1 Sedgman will provide all plans, specifications, parts lists, instructions and manuals (both operating and maintenance) of the Equipment in a detail and quality in accordance with industry standards, to the reasonable satisfaction of Falls Mountain, and so as to permit Falls Mountain to operate and maintain the Equipment in a proper and prudent manner.

4.2  Sedgman will provide:

     (a) three copies of the latest design drawings and an AutoCAD CD of these drawings; and

     (b) four copies of the Operating and Maintenance Manuals (prepared to the reasonable satisfaction of Falls Mountain) and spare parts list for all Equipment; including any updates necessary as a result of commissioning, upon Project Completion as defined in the Services Agreement; Falls Mountain shall not be required to make payment of any amount specified in an invoice submitted by


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          Sedgman in accordance with Schedule 2 unless such invoice is accompanied by the documents described in this section 4.2.

5.   TITLE AND INSURANCE

5.1 Sedgman warrants that it has or will have good and marketable title to the Equipment, including all components of the Equipment, free and clear of any and all liens, restrictions, reservations or claims of any kind and that it will defend the title to Falls Mountain.

5.2 Title to the Equipment or components of the Equipment will pass to Falls Mountain upon delivery of the Equipment or components of the Equipment to Sedgman's shipper at the Equipment suppliers' U.S. location. Sedgman shall bear all risk of damage to the Equipment during shipping and delivery to the Plant, and the Equipment shall remain at Sedgman's risk during installation under the Services Agreement through until Project Completion.

5.3 Sedgman will, at Falls Mountain's Expense, obtain, or cause to be obtained, insurance for the benefit of Falls Mountain on terms standard in the industry covering the risks identified above, satisfactory to Falls Mountain acting reasonably, on all the Equipment for its full replacement value.

5.4 Sedgman warrants and represents that the Equipment does not infringe, directly or indirectly, and patent, copyright, trademark or proprietary information right. Sedgman will at its cost defend, indemnify and hold harmless Falls Mountain for all costs, expenses or damages of any kind, including actual legal costs and disbursements, arising or relating to any claim that the Equipment is an infringement of any such right. With respect to any intellectual property rights held by third parties with respect to the


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     Equipment, Sedgman will obtain such rights and will provide and transfer to
     Falls Mountain any and all such rights, including intellectual property licenses, reasonably required by Falls Mountain with respect to the Equipment.

6.   PAYMENT

6.1 Falls Mountain will pay for the Equipment provided by Sedgman under this Agreement in accordance with the terms of Schedule 2.

6.2 Falls Mountain shall be responsible for and pay all provincial sales taxes, goods and services taxes and transfer taxes, if any, eligible in respect of the purchase of the equipment by the Falls Mountain from Sedgman hereunder and in addition shall reimburse Sedgman in respect of any brokerage fees incurred by Sedgman to the extent such taxes and fees are not reflected in the price of the equipment hereunder, provided that such brokerage fees do not exceed X% per cent of the price of the equipment purchased hereunder. Sedgman further agrees that it will register for GST purposes under the Excise Tax Act (Canada) before importing into Canada any of the equipment to be purchased hereunder and will promptly apply for and use its best efforts to obtain an input tax credit under the Excise Tax Act in respect of any goods and services tax paid by it or by Falls Mountain on its behalf in respect of the importation of the equipment referred to herein into Canada. Sedgman will reimburse Fall Mountain for any amount paid by Falls Mountain to the extent of any input tax credit successfully claimed by Sedgman.

6.3 Falls Mountain shall indemnify and save harmless Sedgman from any and all costs, demands, claims, liabilities, actions and other obligations of any nature whatsoever arising from Falls Mountain's breach of section 6.2.


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7.   WARRANTY

7.1 Sedgman warrants that: the Equipment shall be free from defects in workmanship and materials for a period of 12 months commencing from Project Completion (the "Warranty Period"); except that the warranty provided by Sedgman under this agreement shall not extend to:

     (a)  repairs required normal wear and tear; or

     (b) repairs or failure caused by Falls Mountain failing to operate the Equipment in accordance with Sedgman's Operating and Maintenance Manuals.

7.2 If any defects or deficiencies specified in section 7.1 are discovered during the Warranty Period then, on written notice from Falls Mountain, Sedgman shall promptly, at its own expense, remedy the defect or deficiency, and with respect to any replaced or repaired components of the Equipment an extended warranty of 12 months shall run, commencing from the date such component is placed into normal service or use. This extended warranty shall also apply to any parts of the Equipment that are repaired or replaced in order to meet the performance guarantees. Notwithstanding the foregoing, Sedgman's obligations contained in this Article 7 -- Warranty shall in no event extend beyond 24 months from Project Completion.

7.3 If Sedgman fails or refuses to remedy any defect as required by the previous section, then Falls Mountain may, but is not obligated to, upon five days written notice to Sedgman repair the defect and all costs arising, including costs of Falls Mountain's own staff, shall be due and payable by Sedgman.

7.4 Sedgman will assign all of its rights in any warranties or guarantees provided by any manufacturers, suppliers, contractors or subcontractors with respect to the Equipment or


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     components of the Equipment, such assignment to be in a form to the reasonable satisfaction of Falls Mountain. Where obtainable, such warranties or guarantees will be made directly to Falls Mountain.

7.5 Sedgman's obligation to repair or replace the Equipment or compensate Falls Mountain for repairs or replacements, in accordance with sections 7.2 and 7.3, shall be Falls Mountain's exclusive remedy for a breach of the warranties contained in this Article 7 -- Warranty.

7.6 Sedgman disclaims all warranties as to the merchantability or fitness of the Equipment for any particular purpose other than as expressly set forth in this Agreement.

8.   CONSEQUENTIAL DAMAGES

8.1 Notwithstanding any other provision in this Agreement, Sedgman shall not be liable to Falls Mountain, and Falls Mountain shall not be liable to Sedgman, for any consequential or indirect damages, including but not limited to overhead of any kind, loss of use, lost opportunity, loss of profits, loss of product and loss of reputation.

9.   GENERAL

9.1 GUARANTEE. Sedgman USA hereby absolutely, irrevocably and unconditionally guarantees to Falls Mountain, its successor and assigns, the full performance and observation of all the terms, covenants, conditions and provisions to be performed or observed by Sedgman under this Agreement. Such guarantee shall be as primary obligor and not merely as surety.

9.2 ARBITRATION. All matters in dispute under this Agreement may, with the concurrence of both Falls Mountain and Sedgman, be submitted to arbitration by a single arbitrator,


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     pursuant to the Commercial Arbitration Act of British Columbia. Any
     arbitration will take place in Vancouver, British Columbia, unless both parties expressly agree otherwise.

9.3 ENTIRE AGREEMENT. This Agreement, including the Schedules and any other documents expressly referred to in this Agreement as being a part of this Agreement, together with the Services Agreement, contains the entire agreement of the parties regarding the supply and installation of the Equipment and no understandings or agreements, oral or otherwise, exist between the parties except as expressly set out in this Agreement.

9.4 COUNTERPARTS. This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts with the same effect as if all Parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

9.5 AMENDMENT. This Agreement may be amended only by agreement in writing, signed by both parties.

9.6 NOTICES. Any notice, report or other document that either party may be required or may wish to give to the other must be in writing, unless otherwise provided for, and will be deemed to be validly given to and received by the addressee, if served personally, on the date of such personal service or, if delivered by mail, or facsimile, when received. The addresses for delivery will be as follows:

               FALLS MOUNTAIN:

                    Falls Mountain Coal Inc.
                    c/o Pine Valley Mining Corporation 501 - 535 Thurlow Street Vancouver, British Columbia, Canada V6E 3L2
                    Fax: (604) 682-4698


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               ATTENTION: Graham Mackenzie

               With a copy to:

               Bull, Housser & Tupper

                    Barristers and Solicitors
                    3000 Royal Centre
                    1055 West Georgia Street
                    PO Box 11130
                    Vancouver BC V6E 3R3
                    Fax: (604) 646-2514

               ATTENTION: Grant Weaver

               SEDGMAN:

                    Sedgman Canada Ltd.
                    2090 Greentree Road
                    Pittsburgh, Pennsylvania, United States
                    15220
                    Fax: (412) 429 - 9800

               ATTENTION: Michael F. Placha

9.7 UNENFORCEABILITY. If any provision of this Agreement is invalid or unenforceable, it shall be severed from the Agreement and will not affect the enforceability or validity of the remaining provisions of the Agreement.

9.8 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not form part of nor affect the interpretation of this Agreement.

9.9 WAIVER. No waiver by either party of any breach by the other party of any of its covenants, obligations and agreements shall be a waiver of any subsequent breach or of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.


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9.10 FORCE MAJEURE. If, because of an event or circumstance beyond the reasonable control of either party, Sedgman is unable to meet or is delayed in meeting its obligations under this Agreement, and if Sedgman promptly gives Falls Mountain written notice of such event or circumstance, then the time of performance will be extended as reasonably required as a result of the circumstance or event. The parties will each bear their own costs as a result of the circumstance or event. Nothing in this paragraph shall be construed as relieving or suspending Falls Mountain from its obligations to pay for work performed to the date of such circumstance or event.

9.11 GOVERNING LAW. This Agreement and its application and interpretation will be governed exclusively by the laws prevailing in British Columbia which will be deemed to be the proper law hereof.

9.12 COMPLIANCE WITH LAWS. Sedgman will design the Equipment so that it is in compliance with all laws, codes, bylaws and regulations, including safety regulations, applicable to the Equipment at the Plant. Without limiting the generality of the foregoing, Sedgman will ensure that the Equipment complies with standards and codes normally associated with this type of project, including but are not limited to: NEC; ASTM; AISC; CEMA; and NCA.

9.13 LIMITATION OF LIABILITY. Subject to amounts recoverable under policies of insurance required to be maintained under this Agreement, Sedgman's aggregate liability under this Agreement shall not exceed 10% of the sum of the fees payable to Sedgman under this Agreement. The limitation of liability set forth herein and in Article 8 -- Consequential Damages, shall not apply in respect of liability of Sedgman arising from, or connected to, its gross negligence or willful misconduct.


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9.14 ASSIGNMENT. No party will assign this Agreement, or any part of this
     Agreement, without the consent of the other party, such consent not to be unreasonably withheld, provided that Sedgman acknowledges and agrees that Falls Mountain may assign this contract to an institutional lender, by way of security, without consent and Sedgman agrees that it will execute and deliver such consents and other agreements as such lender may reasonably request in connection therewith.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

FALLS MOUNTAIN COAL INC.


Per: /s/ Graham Mackenzie
     -----------------------------------
     Authorized Signatory


SEDGMAN CANADA LTD.


Per: /s/ Michael F. Placha
     -----------------------------------
     Authorized signatory


SEDGMAN, L.L.C.


Per: /s/ Larry A. Walter
     -----------------------------------
     Authorized signatory


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                             SCHEDULE 1 -- EQUIPMENT

The Equipment includes the following components:

PROCESS EQUIPMENT:

RAW COAL SINGLE DECK BANANA SCREEN

     -    Furnish one (1) new raw coal screen feed chute lined with 3/8 in.
          AR400.

     - Furnish one (1) new raw coal screen feed boxes lined with 3/8 in AR400.

     - Furnish new structural steel, decking and concrete to support the new 10 ft. x 20 ft. single deck raw coal banana screen

     - Furnish one (1) new 10 ft. by 20 ft. single deck banana raw coal screen, complete with motor, drive, belts, guards and screen panels.

     -    Furnish handrail and toe plate around open areas as required by code.

     - Furnish one (1) new underflow chute lined with 3/8 in. AR400 under the new raw coal screen. The underflow chute shall be designed such that a portion of the flow can be bypassed to clean coal while the remainder is wetted and directed to the feed box of the deslime sieve bend.

     - Furnish one (1) new raw coal screen discharge chute lined with 1 in. ceramic.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

DESLIME SIEVE BEND

     - Furnish one (1) new deslime sieve bend feed box lined with 1/2 in ceramic.

     - Furnish one (1) new 7 ft wide by 80 in radius by 45 degrees arc deslime sieve bend, complete with sieve panel, hold downs, and reverse turning mechanism.

     -    Furnish new structural steel as required to support the sieve bend on


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     -    Furnish new discharge and underflow chutes for the sieve bend. The discharge chute will be lined with in ceramic and the underflow chute will be lined with 1 in Stonhard.

DESLIME SCREEN

     - Furnish new structural steel, decking and concrete to support the new 8 ft. x 16 ft. single deck horizontal deslime screen

     - Furnish one (1) new 8 ft. by 16 ft. single deck horizontal deslime screen, complete with motor, drive, belts, guards and screen panels.

     -    Furnish handrail and toe plate around open areas as required by code.

     - Furnish one (1) new underpan lined with 1 in. Stonhard under the new raw coal screen.

     - Furnish extra strong steel pipe and fittings from the underpan to the water only cyclone sump.

     - Furnish one (1) new deslime screen discharge chute lined with 1 in. ceramic.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

HEAVY MEDIA CYCLONE SUMP

     - Furnish one (1) new heavy media cyclone sump, lined with 1" Stonhard. Furnish one (1) new center tube for the heavy media cyclone sump, lined on the inside with 1 in ceramic tile and on the outside with 1 in. Stonhard. Sump shall be equipped with in. thick protective screens.

     -    Furnish one (1) new poured concrete sump base

     - Furnish one (1) diaphragm protected, flange mounted differential pressure sensor.

     - Furnish steel pipe and fittings for overflow, density control and sump drain.


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HEAVY MEDIA CYCLONE PUMP

     - Furnish one (1) new Millmax 12 x 10 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new basalt lined steel pipe and fittings for pump suctions and discharges.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

HEAVY MEDIA CYCLONE

     -    Furnish one (1) new 33 in diameter Krebs heavy media cyclones.

     - Furnish one (1) diaphragm protected pressure gauges on the heavy media cyclone inlet.

     - Furnish new basalt lined steel pipe and fittings for the feed, overflow and underflow.

     -    Furnish new structural steel to support the new heavy media cyclone

HEAVY MEDIA CYCLONE OVERFLOW BOX

     - Furnish one (1) heavy media cyclone overflow box, lined with 1 in thick ceramic tile on the bottom and 1/2 in thick ceramic on the sides and top.

HEAVY MEDIA CYCLONE CLEAN COAL SCREEN

     - Furnish one (1) new 10 ft wide by 20 ft. long double deck banana heavy media cyclone clean coal drain and rinse screens, complete with motor, drive, belts, guards and screen panels.

     - Furnish new structural steel as required to support the new heavy media cyclone clean coal drain and rinse screen


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     -    Furnish new heavy media cyclone clean coal drain and rinse screen discharge chute lined with 1 in. ceramic.

     - Furnish one (1) new split underflow pan lined with 1 in. Stonhard under the new heavy media cyclone clean coal drain and rinse screen.

     - Furnish extra strong steel pipe and fittings from the new heavy media cyclone clean coal drain and rinse screen under flow pan to the heavy media cyclone sump, the heavy media cyclone bleed box and the dilute media sump.

     - Furnish two (2) new spray bars for each new heavy media cyclone clean coal drain and rinse screen. Furnish steel pipe and fittings from the new spray bars to tie in to the clarified water system.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

HEAVY MEDIA CYCLONE UNDERFLOW BOX

     - Furnish one (1) heavy media cyclone underflow box, lined with 1 in thick ceramic tile on the bottom and 1/2 in thick ceramic on the sides and top. The box will be equipped with ceramic lined splash skirt for the cyclone apex.

HEAVY MEDIA CYCLONE REFUSE SIEVE BENDS

     - Furnish one (1) new heavy media cyclone refuse sieve bend feed box lined with 1/2 in ceramic.

     - Furnish one (1) new 5 ft wide by 80 in radius by 45 degrees arc refuse sieve bend, complete with sieve panel, hold downs, and reverse turning mechanism.

     -    Furnish new structural steel as required to support the sieve bend


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     -    Furnish new discharge and underflow chutes for each sieve bend. The discharge chute will be lined with 1/2 in ceramic and the underflow chute will be line with 1 in Stonhard.

HEAVY MEDIA CYCLONE REFUSE SCREEN

     - Furnish one (1) new 6 ft wide by 16 ft long single deck horizontal heavy media cyclone refuse drain and rinse screen.

     - Furnish new structural steel as required to support the new heavy media cyclone refuse drain and rinse screen

     - Furnish new heavy media cyclone refuse drain and rinse screen discharge chute lined with in ceramic.

     - Furnish one (1) new split underflow pan lined with 1 in. Stonhard under the new heavy media cyclone refuse drain and rinse screen.

     - Furnish extra strong steel pipe and fittings from the new heavy media cyclone refuse drain and rinse screen under flow pan to the heavy media cyclone sump and the dilute media sump.

     - Furnish two (2) new spray bars for each new heavy media cyclone refuse drain and rinse screen. Furnish steel pipe and fittings from the new spray bars to tie in to the clarified water system.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

HEAVY MEDIA CYCLONE BLEED BOX

     - Furnish new structural steel as required to support the new heavy media cyclone bleed box


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     -    Furnish one (1) "Elephant Trunk" style bleed box. Box to be fabricated from in. mild steel and lined with 1 in Stonhard.

     -    Furnish one (1) air cylinder actuator to position the bleed diverter.

     - Furnish extra strong steel pipe from the bleed box to the heavy media cyclone sump and the dilute media sump.

     -    Furnish steel pipe for compressed air feed to air cylinder.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

DILUTE MEDIA SUMP

     - Furnish one (1) new dilute media sump, lined with 1" Stonhard. Sump shall be equipped with 1/4 in. thick protective screens.

     -    Furnish one (1) new poured concrete sump base

     - Furnish one (1) diaphragm protected, flange mounted differential pressure sensor.

     - Furnish steel pipe and fittings for overflow, density control and sump drain.

DILUTE MEDIA PUMP

     - Furnish one (1) new Millmax 6 x 4 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new extra strong steel pipe and fittings for pump suctions and discharges.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

MAGNETIC SEPARATORS

     - Furnish one (1) new 48 in diameter by 8 ft long single drum, self leveling magnetic separator.

     - Furnish new structural steel as required to support the new magnetic separator

     - Furnish new magnetic separator tailings collection chute lined with 1 in Stonhard.


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     -    Furnish new overdense media collection chute fabricated from stainless steel.

     - Furnish extra strong steel pipe and fittings from the tailings collection chute to the deslime screen.

     - Furnish extra strong steel pipe and fittings from the overdense collection chute to the heavy media cyclone sump.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

MAGNETITE TRANSFER SUMP

     - Furnish one new pored concrete transfer sump on El. 0'-0". Sump shall be sloped to pump suction. Sump shall be equipped with two layers of overlapping grating to prevent oversize material from entering sump.

     - Furnish steel pipe and fittings to add clarified water to magnetite transfer sump.

MAGNETITE TRANSFER PUMP

     -    Furnish one (1) new submersible magnetite transfer pump.

     - Furnish new extra strong steel pipe and fittings from the magnetite transfer pump to the overdense magnetic separator.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

OVERDENSE MAGNETIC SEPARATOR

     - Furnish one (1) new 36 in diameter by 2 ft long single drum, self leveling magnetic separator.

     - Furnish new structural steel as required to support the new magnetic separator

     - Furnish new magnetic separator tailings collection chute lined with 1 in Stonhard.

     - Furnish new overdense media collection chute fabricated from stainless steel.


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     -    Furnish extra strong steel pipe and fittings from the tailings collection chute to the dilute media sump.

     - Furnish extra strong steel pipe and fittings from the overdense collection chute to the heavy media cyclone sump.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

NUCLEAR DENSITY GAUGES

     - Furnish four (4) nuclear density gauges for the heavy media cyclone, water only cyclone, dilute media and thickener underflow pump discharge lines.

WATER ONLY CYCLONE SUMP

     - Furnish one (1) new water only cyclone sump, lined with 1" Stonhard. Sump shall be equipped with 1/4 in. thick protective screens.

     -    Furnish one (1) new poured concrete sump base

     - Furnish one (1) diaphragm protected, flange mounted differential pressure sensor.

     - Furnish steel pipe and fittings for overflow, density control and sump drain.

WATER ONLY CYCLONE PUMP

     - Furnish one (1) new Millmax 12 x 10 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new extra strong steel pipe and fittings for pump suctions and discharges.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

WATER ONLY CYCLONES

     - Furnish one (1) new 6-way cyclone distributors lined with 'A in ceramic.

     - Furnish overflow and underflow collection plate work, lined with 1 in. Stonhard.


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     -    Furnish new structural steel as required to support the new water only cyclones

     -    Furnish six (6) new 15 in diameter Krebs water only cyclones.

     - Furnish one (1) diaphragm protected pressure gauge on each cyclone distributor.

SPIRAL CONCENTRATORS

     - Furnish one (1) bank of four triple start spirals, complete with distributors and feed piping.

     -    Furnish new structural steel as required to support the new spirals

     - Furnish new collection launders for clean coal, middlings and refuse lined with 1 in Stonhard.

     - Furnish new extra strong steel pipe and fittings from the launders to the corresponding sumps and screens.

CLEAN COAL CLASSIFYING CYCLONE SUMP

     - Furnish one (1) new clean coal classifying cyclone sump, lined with 1" Stonhard. Sump shall be equipped with '/4 in. thick protective screens.

     -    Furnish one (1) new poured concrete sump base

     - Furnish one (1) diaphragm protected, flange mounted differential pressure sensor.

     - Furnish steel pipe and fittings for overflow, density control and sump drain.

CLEAN COAL CLASSIFYING CYCLONE PUMP

     - Furnish one (1) new Millmax 12 x 10 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new extra strong steel pipe and fittings for pump suctions and discharges.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.


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
CLEAN COAL CLASSIFYING CYCLONES

     - Furnish one (1) new four-way cyclone distributors lined with '/2 in ceramic.

     - Furnish overflow and underflow collection plate work, lined with 1 in. Stonhard.

     - Furnish new structural steel as required to support the new clean coal cyclones

     -    Furnish four (4) 15 in diameter Krebs clean coal cyclones.

     - Furnish one (1) diaphragm protected pressure gauge on each cyclone distributor.

FINE CLEAN COAL SIEVE BEND

     - Furnish one (1) new 7 ft wide sieve bend feed boxes lined with 1/2 in ceramic.

     - Furnish one (1) new 7 ft wide by 80 in radius by 45 degrees arc clean coal sieve bend, complete with sieve panel, hold downs and reverse turning mechanism.

     -    Furnish new structural steel as required to support the sieve bend

     -    Furnish new discharge chute work lined with 1/2 in ceramic.

     -    Furnish new effluent collection chute work lined with 1 in Stonhard.

     - Furnish new extra strong steel pipe from the sieve bend discharge chute to the fine coal centrifuge and from the sieve bend effluent pan to the thickener feed.

FINE COAL CENTRIFUGE

     - Furnish one (1) H900 centrifuge, complete with basket, motors, drives, and guards.

     - Furnish new structural steel as required to support the fine coal centrifuge

     - Furnish new centrifuge discharge chutes. Chutes to be lined with 3/8 in UHMW.

     -    Furnish new effluent collection box lined with 1 in Stonhard.

     - Furnish extra strong steel pipe and fittings from the effluent collection box to the clean coal classifying cyclone sump.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

HIGH RATE STATIC REFUSE THICKENER

     - Furnish poured concrete foundation for one (1) 70 ft diameter high rate refuse thickener.

     - Furnish one (1) 70 ft diameter high rate refuse thickener tank. Tank to be rolled steel plate, welded water-tight construction or poured concrete.

     - Furnish one (1) 70 ft diameter high rate refuse thickener mechanism, complete with bridge, feed flume, feed well, rakes, drive, rake lift, torque monitoring, launder, and drop box.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

THICKENER UNDERFLOW PUMP

     - Furnish one (1) new Millmax 6 x 4 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new extra strong steel pipe and fittings for pump suction and discharge.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

BELT PRESSES

     - Furnish two (2) new 3.0m wide belt presses, compete with belts, motor, drive, guards.

     -    Each press shall have a low shear mix tank ahead of the feed inlet.

     -    Furnish new structural steel as required to support the belt presses

     -    Furnish poured concrete tubs around each press.

     -    Furnish steel pipe and fittings for compressed air feed to each press.

     - Furnish extra strong steel pipe and fittings from the enclosure drains to the thickener feed.

     - Furnish extra strong steel pipe from the thickener underflow pump to the mow shear mix tanks and from the mix tanks to the belt presses.

CLARIFIED WATER SUMP

     - Furnish one new clarified water sump constructed of rolled mild steel plate, welded water-tight construction.

     -    Furnish poured concrete slab to support the new sump.

     -    Furnish one new differential pressure sensor.

CLARIFIED WATER PUMP

     - Furnish one (1) new Millmax 12 x 10 pump, complete with motor, drive and guards.

     -    Furnish one (1) new poured concrete pump base

     - Furnish new extra strong steel pipe and fittings for pump suction. Furnish new steel pipe and fittings for pump discharge.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

PLANT CLEANUP SUMP AND PUMP

     - Furnish one (1) poured concrete cleanup sump below ground floor elevation.

     - Furnish one (1) new Warman 100 QVSP pump, complete with motor, drive and guards.

     -    Furnish one (1) new structural steel frame to support the pumps

     -    Furnish new extra strong steel pipe and fittings for pump discharge.

     - Furnish electrical components, remote stop, conduit, wiring, and PLC control.

PLANT AIR COMPRESSORS

     - Furnish air compressors suitable for operating air actuated valves, actuators, positioners, belt presses, etc.

FLOCCULANT SYSTEM

     -    Furnish one (1) anionic flocculant system for the plant.

     -    Furnish one (1) cationic flocculant system for the plant.

15 TON OVERHEAD CRANE

     -    Furnish one (1) 15 ton overhead crane.

ELECTRICAL EQUIPMENT:

     - Furnish a "turn key" electrical installation including primary wiring from the owner's termination point transformers, primary conduit and weather head, primary wiring, secondary wiring, conduit, motor control centers, power supplies, wire, field devices, etc.

     -    Furnish all materials for a "turn key" installation.

     - Design and furnish, power and control conduit and wire to all motorized units as listed on the motor list.

     - Design and furnish, starter, conduit, wire and jog/stop station for the new refuse screen in the plant as required for successful operation and monitoring of the machine.

     - Coordinate control wiring and physical I/O changes with plant personnel for their PLC program revisions.

                         SCHEDULE 2 -- FEES AND PAYMENT

1. Subject to the provisions of this Schedule, Falls Mountain shall pay Sedgman for the Equipment on a progress basis in accordance with the following table (U.S. Dollars):

Date                 3/31/05   4/30/05   5/31/05   6/30/05   7/31/05   8/31/05   9/30/05      TOTAL
----                 -------   -------   -------   -------   -------   -------   -------   ----------
PROCUREMENT

Process Equipment      30%       30%       20%       10%        5%        5%               $1,814,591

Structural Steel                 10%       55%       15%       10%       10%                  816,567

Platework/Piping                 10%       50%       10%       10%       10%       10%      1,088,755

Materials Handling               10%       10%       40%       15%       15%       10%        468,049

Electrical                       15%       40%       30%       10%        5%                  453,648

TOTAL                                                                                      $4,641,610

2. It is expected that the Equipment will be supplied in accordance with the percentages set out in the above table. If the actual percentage of Equipment supplied by the date indicated is different from the percentage shown in the above table, Falls Mountain shall pay Sedgman based on the actual percentage.

3. On a monthly basis, Sedgman shall submit invoices to Falls Mountain. Invoice payment shall be made by Falls Mountain within 30 calendar days following receipt.


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